UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2014

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

KEARNY FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Events

On January 30, 2014, the Registrant announced that it had entered into an Agreement and Plan of Merger (the “Agreement”) for the acquisition of Atlas Bank, a federal mutual savings bank headquartered in Brooklyn, New York (“Atlas”).  Pursuant to the Agreement, Atlas will merge with and into the Registrant’s principal subsidiary, Kearny Federal Savings Bank.  In connection with the merger, the Registrant will issue additional shares of its common stock, $.10 par value, having a value equal to Atlas’s appraised market value, to its mutual holding company, Kearny MHC.  The merger is subject to regulatory approvals and the approval of Atlas’s members.  For further information, reference is made to the Registrant’s press release, dated January 30, 2014, which is filed with this Form 8-K as an exhibit.

Item 9.01  Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired.  Not applicable.

(b)          Pro Forma Financial Information.  Not applicable.

(c)          Shell Company Transactions.  Not applicable.

(d)          Exhibits.  The following exhibits are filed with this report.

No.           Description

99.1          Press Release dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: January 30, 2014	By:	/s/ Craig L. Montanaro
Craig L. Montanaro President and Chief Executive Officer